UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[] Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MAXIM SERIES FUND, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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URGENT NOTICE

Maxim Series Fund, Inc.
8515 East Orchard Road
Greenwood Village, Colorado 80111
December 22, 2010

Dear Valued Shareholder:

We need your help.  Today’s Special Meeting of Shareholders of the Maxim Series Fund, Inc. has been adjourned until January 7th, the date by which we must have all shareholder proxy voting instructions for the 2010 Special Meeting of Shareholders originally scheduled for December 10th.  We are writing to you because our records indicate that you are one of the largest shareholders in one or more of the portfolios of the Maxim Series Fund, Inc. who has yet to cast your proxy vote for the Special Meeting.  During the last few weeks, you may have received a follow-up call from a representative urging you to cast your vote in time for the meeting.  We are asking you to please take a minute to cast your vote today so that the Fund may proceed with the important business of this Special Meeting. Due to the significant size of your investment, your vote is critical to the outcome of this Meeting.

Recently we sent to you proxy materials for the Special Meeting of Shareholders.  For reasons set forth in that proxy statement, the Fund’s Board of Directors recommends that you vote in favor of all proposals.  If you need another copy of that proxy statement, please call to let us know and we will have that mailed to you.

Please cast your vote today utilizing one of the convenient voting methods listed below.  Should you have any questions regarding the meeting agenda or about how to vote your proxy, please call the toll-free number listed below.  Thank you for your prompt assistance to this important matter regarding your investment.

Sincerely,

Ryan L. Logsdon
Assistance Vice President, Counsel & Secretary
Maxim Series Fund, Inc.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1.
Vote by Phone. Simply dial toll-free 1-866-864-7964.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.  Please have your proxy ballot(s) available at the time of the call.

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto www.proxyonline.com and enter your control number found on the enclosed proxy card.

3.
Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.  If convenient for you, please utilize one of the two options above to ensure that your vote is received by midnight January 6th.